MUELLER WATER PRODUCTS REPORTS 2019 THIRD QUARTER RESULTS

Increased Net Sales 9.6 percent to $274.3 million
Reported Net Income per Diluted Share of $0.21
Delivered Adjusted Net Income per Diluted Share of $0.24

ATLANTA, GA, August 5, 2019 - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal 2019 third quarter ended June 30, 2019, net sales were $274.3 million and net income was $33.7 million.
In the 2019 third quarter, the Company:

•	Increased net sales 9.6 percent to $274.3 million as compared with $250.2 million in the prior year quarter.

•
Generated operating income of $47.2 million as compared with $30.6 million in the prior year quarter. Increased adjusted operating income 9.9 percent to $52.0 million as compared with $47.3 million in the prior year quarter.

•
Achieved net income of $33.7 million as compared with $15.3 million in the prior year quarter. Adjusted net income increased 26.3 percent to $37.9 million as compared with $30.0 million in the prior year quarter.

•
Reported net income per diluted share of $0.21 as compared with $0.10 in the prior year quarter. Achieved adjusted net income per diluted share of $0.24 as compared with $0.19 in the prior year quarter.

•	Increased adjusted EBITDA 13.0 percent to $65.4 million as compared with $57.9 million in the prior year quarter.
“I am pleased with our performance in the quarter. The team produced solid growth both in sales and adjusted EBITDA. Our consolidated net sales increased 9.6 percent and our organic net sales increased 4.6 percent as we benefited from both higher pricing and shipment volumes,” said Scott Hall, President and Chief Executive Officer of Mueller Water Products.
“Our gross margin improved 90 basis points to over 36 percent in the quarter, excluding the impact of the inventory step-up at Krausz. This performance helped deliver adjusted EBITDA growth of 13.0 percent with favorable contributions from both Infrastructure and Technologies.
“We remain on track to meet the net sales and adjusted EBITDA target ranges we communicated in our second quarter earnings release. We are focused on continuing our momentum in the fourth quarter and finishing the year on a strong note, even as we compare performance to the fourth quarter of the prior year, in which we reported a 12 percent organic increase in net sales.

“Looking forward, with the support of our strong balance sheet, we will continue to maintain a balanced approach to capital allocation. We are prioritizing capital investments to improve our manufacturing operations and enhance the technological fundamentals in our business. We are initiating a multi-year project at our brass manufacturing facility in Decatur, Illinois, which will enable us to unlock significant efficiencies for Infrastructure and Technologies.
“Over the next few years, we plan further reinvestment in our manufacturing base to enable us to accelerate strategies for new product development and operational efficiencies. We expect these initiatives will drive above-market sales growth, additional margin expansion and improved performance. As we execute our strategies, we will also continue to return cash to shareholders through our ongoing share repurchase program and quarterly dividend. During the third quarter, we repurchased $10 million worth of stock and recently announced an increase in our quarterly dividend.”
Consolidated Results
Net sales for the 2019 third quarter increased 9.6 percent, or $24.1 million, to $274.3 million, as compared with $250.2 million in the 2018 third quarter.
Adjusted operating income increased 9.9 percent to $52.0 million for the 2019 third quarter as compared with $47.3 million in the 2018 third quarter.
During the 2019 third quarter, we recorded $2.5 million of strategic reorganization and other charges.
Segment Results
Infrastructure
Net sales for the 2019 third quarter increased 11.6 percent, or $26.1 million, to $250.2 million, as compared with $224.1 million in the 2018 third quarter. This increase was due to the sales from Krausz Industries, and higher pricing and shipment volumes as organic net sales increased 6.1 percent in the quarter as compared with the prior year.
Operating income was $60.6 million and adjusted operating income was $62.9 million in the quarter, excluding Krausz inventory step-up amortization of $2.3 million. Adjusted operating income increased 10.4 percent, or $5.9 million, as compared with the prior year quarter, primarily due to higher pricing, shipment volumes and the inclusion of Krausz Industries, partially offset by higher costs associated with inflation, increased SG&A expenses and manufacturing performance.
Adjusted EBITDA of $74.2 million increased 12.1 percent, or $8.0 million, as compared with $66.2 million in the prior year quarter.
Technologies
Net sales for the 2019 third quarter decreased $2.0 million to $24.1 million primarily due to lower volumes at Metrology, partially offset by sales increases at Echologics.
Operating loss and adjusted operating loss were $2.2 million. Adjusted operating loss increased $0.2 million as compared with $2.0 million in the prior year quarter, primarily due to lower shipment volumes and manufacturing performance, partially offset by improved product mix and lower SG&A expenses.
Adjusted EBITDA improved $0.3 million for a loss of $0.2 million as compared with a loss of $0.5 million in the prior year quarter.

Income Taxes
Income tax expense was $8.9 million, or 20.9 percent of income before tax.
Full-Year 2019 Outlook
The Company’s expectations for full-year 2019, which reflect the current business environment and include the results of Krausz Industries, are as follows:

•
Growth in all end markets during the fourth quarter of 2019 with municipal spending growth in the mid-single digit range, residential construction growth in the low-single digit range and natural gas distribution growth in the mid-single digit range.

•	Consolidated net sales growth towards the lower end of the 7 to 9 percent range previously provided.

•
Growth in adjusted EBITDA towards the midpoint of the 12 to 15 percent range previously provided (as compared with $180.0 million of adjusted EBITDA in 2018), based on the current outlook for net sales, product mix and inflation.

•	Depreciation and amortization about $53 million.

•	Corporate SG&A expenses between $34 million and $35 million.

•	Net interest expense around $21 million and an annual effective income tax rate between 23 and 25 percent.

•	Capital expenditures about $80 million with ongoing evaluation of additional investment opportunities.
Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call will take place Tuesday August 6, 2019, at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-457-5519. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.
Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s results as determined under GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance.
The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company’s ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements, including statements regarding our go-to-market strategies, operational excellence, acceleration of new product development, continued growth in our end markets, net sales growth, organic adjusted operating income and adjusted EBITDA growth, capital allocation and growth strategies and future warranty charges. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments.
Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, market and competitive conditions, cyclical and changing demand in core markets such as municipal spending, residential and non-residential construction, and natural gas distribution, manufacturing and product performance, expectations regarding higher volumes, continued execution of our cost productivity initiatives and improved pricing, warranty exposures (including the adequacy of our warranty reserves), our ability to successfully resolve the issues associated with the Walter Tax Liability, changing regulatory, trade and tariff conditions, the failure to realize any of the anticipated benefits of our acquisition of Krausz within the time period currently expected, the risk that the integration of Krausz’s operations into our own will be more costly, difficult or time consuming than expected, and other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our Quarterly Reports on Form 10-Q and most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements.  We do not have any intent to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Mueller refers to one or more of Mueller Water Products, Inc. a Delaware corporation (“MWP”), and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. MWP brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Singer®, and U.S. Pipe Valve & Hydrant. Please see muellerwp.com/brands and krauszusa.com to learn more.

Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	September 30,
	2019	2018
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$140.7	$347.1
Receivables, net	168.4	164.3
Inventories	197.2	156.6
Other current assets	34.5	17.5
Total current assets	540.8	685.5
Property, plant and equipment, net	191.0	150.9
Goodwill	87.9	12.1
Intangible assets	439.2	408.1
Other noncurrent assets	34.4	35.3
Total assets	$1,293.3	$1,291.9

Liabilities and equity:
Current portion of long-term debt	$0.9	$0.7
Accounts payable	70.1	90.0
Other current liabilities	100.9	76.4
Total current liabilities	171.9	167.1
Long-term debt	445.3	444.3
Deferred income taxes	83.4	79.2
Other noncurrent liabilities	25.7	36.5
Total liabilities	726.3	727.1

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 157,310,111 and 157,332,121 shares outstanding at June 30, 2019 and September 30, 2018, respectively	1.6	1.6
Additional paid-in capital	1,416.9	1,444.5
Accumulated deficit	(826.4)	(850.0)
Accumulated other comprehensive loss	(27.1)	(32.8)
Total Company stockholders’ equity	565.0	563.3
Noncontrolling interest	2.0	1.5
Total equity	567.0	564.8
Total liabilities and equity	$1,293.3	$1,291.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net sales	$274.3	$250.2	$701.1	$661.7
Cost of sales	177.1	175.7	469.0	457.3
Gross profit	97.2	74.5	232.1	204.4
Operating expenses:
Selling, general and administrative	47.5	41.3	134.2	123.8
Gain on sale of idle property	—	—	—	(9.0)
Strategic reorganization and other charges (1)	2.5	2.6	12.6	8.4
Total operating expenses	50.0	43.9	146.8	123.2
Operating income	47.2	30.6	85.3	81.2
Other expense (income):
Pension cost (benefit) other than service (2)	(0.1)	0.2	0.8	0.7
Interest expense, net	4.2	5.3	15.6	15.7
Loss on early extinguishment of debt	—	6.2	—	6.2
Gain on settlement of interest rate swap contracts	—	(2.4)	—	(2.4)
Walter Energy Accrual (3)	0.5	—	38.4	—
Net other expense	4.6	9.3	54.8	20.2
Income before income taxes	42.6	21.3	30.5	61.0
Income taxes:
Recurring-basis income tax expense	9.0	6.0	15.3	15.5
Tax benefit of Walter Energy Accrual	(0.1)	—	(7.8)	—
One-time impacts from tax legislation (4)	—	—	(0.6)	(35.1)
Income tax expense (benefit)	8.9	6.0	6.9	(19.6)
Net income	$33.7	$15.3	$23.6	$80.6

Net income per basic share	$0.21	$0.10	$0.15	$0.51

Net income per diluted share	$0.21	$0.10	$0.15	$0.51

Weighted average shares outstanding:
Basic	157.8	158.1	157.9	158.3
Diluted	158.8	159.2	158.9	159.5

Dividends declared per share	$0.05	$0.05	$0.15	$0.14

(1) Strategic reorganization and other charges includes $0.7 million and $4.9 million, respectively, for identifiable one-time expenses related to the Aurora tragedy for the three and nine month periods ended June 30, 2019.

(2) Pension cost other than service includes a $1.0 million contribution for the nine month period ended June 30, 2019 to annuitize the accounts of all participants in our Canadian pension plans.
(3) For the quarter ended June 30, 2019, the Company remained in settlement discussions related to a proposed calculation of the liability related to the ongoing dispute regarding Walter Energy tax returns. We recorded an additional interest accrual of $0.5 million. At June 30, 2019, the amount accrued includes approximately $7 million for the underlying tax matter, which is not deductible for federal income tax purposes, and approximately $31 million of related interest.

(4) U.S. federal income tax legislation was enacted during the quarter ended December 31, 2017. The nine months ended June 30, 2019 included a $0.6 million income tax benefit for the finalized calculation of this legislation’s “transition tax.”

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended
	June 30,
	2019	2018
	(in millions)
Operating activities:
Net income	$23.6	$80.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19.1	15.3
Amortization	19.7	17.0
Loss on early extinguishment of debt	—	6.2
Stock-based compensation	3.4	4.3
Retirement plans	3.7	2.1
Deferred income taxes	(2.9)	(39.7)
Gain on sale of idle property	—	(9.0)
Other, net	1.5	4.5
Changes in assets and liabilities, net of acquisitions:
Receivables	2.9	(0.6)
Inventories	(23.3)	(18.0)
Other assets	(16.5)	(3.5)
Accounts payable	(25.5)	(18.6)
Walter Energy Accrual	38.4	—
Other current liabilities	(15.9)	17.2
Long-term liabilities	(10.4)	12.3
Net cash provided by operating activities	17.8	70.1
Investing activities:
Capital expenditures	(52.9)	(26.9)
Proceeds from sales of assets	—	7.4
Acquisitions, net of cash acquired	(127.5)	—
Net cash used in investing activities	(180.4)	(19.5)
Financing activities:
Repayments of debt	—	(486.3)
Repayment of Krausz debt	(13.2)	—
Issuance of debt	—	450.0
Dividends	(23.7)	(22.2)
Employee taxes related to stock-based compensation	(1.4)	(2.1)
Common stock issued	4.1	6.9
Debt issuance costs	—	(6.6)
Stock repurchased under buyback program	(10.0)	(20.0)
Other	0.3	0.2
Net cash used in financing activities	(43.9)	(80.1)
Effect of currency exchange rate changes on cash	0.1	(0.7)
Net change in cash and cash equivalents	(206.4)	(30.2)
Cash and cash equivalents at beginning of period	347.1	361.7
Cash and cash equivalents at end of period	$140.7	$331.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$250.2	$24.1	$—	$274.3

Gross profit	$92.7	$4.5	$—	$97.2
Selling, general and administrative expenses	32.1	6.7	8.7	47.5
Strategic reorganization and other charges	—	—	2.5	2.5
Operating income (loss) (1)	$60.6	$(2.2)	$(11.2)	$47.2

Operating margin	24.2%	(9.1)%		17.2%

Capital expenditures	$18.9	$1.8	$1.7	$22.4

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$33.7
Strategic reorganization and other charges				2.5
Krausz inventory step-up amortization				2.3
Walter Energy Accrual				0.5
Income tax benefit of adjusting items				(1.1)
Adjusted net income				$37.9

Weighted average diluted shares outstanding				158.8

Adjusted net income per diluted share				$0.24

Net income				$33.7
Income tax expense (1)				8.9
Interest expense, net (1)				4.2
Walter Energy Accrual				0.5
Pension benefit other than service				(0.1)
Operating income (loss)	$60.6	$(2.2)	$(11.2)	47.2
Strategic reorganization and other charges	—	—	2.5	2.5
Krausz inventory step-up amortization	2.3	—	—	2.3
Adjusted operating income (loss)	62.9	(2.2)	(8.7)	52.0
Pension benefit other than service	—	—	0.1	0.1
Depreciation and amortization	11.3	2.0	—	13.3
Adjusted EBITDA	$74.2	$(0.2)	$(8.6)	$65.4

Adjusted operating margin	25.1%	(9.1)%		19.0%

Adjusted EBITDA margin	29.7%	(0.8)%		23.8%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$74.2	$(0.2)	$(8.6)	$65.4
Three prior quarters’ adjusted EBITDA	155.6	(1.4)	(24.5)	129.7
Trailing twelve months’ adjusted EBITDA	$229.8	$(1.6)	$(33.1)	$195.1

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$0.9
Long-term debt				445.3
Total debt				446.2
Less cash and cash equivalents				140.7
Net debt				$305.5

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				1.6x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$224.1	$26.1	$—	$250.2

Gross profit	$83.4	$(8.9)	$—	$74.5
Selling, general and administrative expenses	26.4	7.2	7.7	41.3
Strategic reorganization and other charges	—	—	2.6	2.6
Operating income (loss) (1)	$57.0	$(16.1)	$(10.3)	$30.6

Operating margin	25.4%	(61.7)%		12.2%

Capital expenditures	$10.7	$2.0	$(0.2)	$12.5

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$15.3
Warranty charge				14.1
Strategic reorganization and other charges				2.6
Loss on early extinguishment of debt				6.2
Gain on settlement of interest rate swap contracts				(2.4)
Income tax benefit of adjusting items				(5.8)
Adjusted net income				$30.0

Weighted average diluted shares outstanding				159.2

Adjusted net income per diluted share				$0.19

Net income				$15.3
Loss on early extinguishment of debt				6.2
Gain on settlement of interest rate swap contracts				(2.4)
Income tax expense (1)				6.0
Interest expense, net (1)				5.3
Pension costs other than service				0.2
Operating income (loss)	$57.0	$(16.1)	$(10.3)	30.6
Warranty charge	—	14.1	—	14.1
Strategic reorganization and other charges	—	—	2.6	2.6
Adjusted operating income (loss)	57.0	(2.0)	(7.7)	47.3
Pension costs other than service	—	—	(0.2)	(0.2)
Depreciation and amortization	9.2	1.5	0.1	10.8
Adjusted EBITDA	$66.2	$(0.5)	$(7.8)	$57.9

Adjusted operating margin	25.4%	(7.7)%		18.9%

Adjusted EBITDA margin	29.5%	(1.9)%		23.1%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$66.2	$(0.5)	$(7.8)	$57.9
Three prior quarters’ adjusted EBITDA	151.8	(6.4)	(27.3)	118.1
Trailing twelve months’ adjusted EBITDA	$218.0	$(6.9)	$(35.1)	$176.0

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$0.8
Long-term debt				444.5
Total debt				445.3
Less cash and cash equivalents				331.5
Net debt				$113.8

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.6x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$636.3	$64.8	$—	$701.1

Gross profit	$221.4	$10.7	$—	$232.1
Selling, general and administrative expenses	88.7	20.2	25.3	134.2
Strategic reorganization and other charges	1.1	—	11.5	12.6
Operating income (loss) (1)	$131.6	$(9.5)	$(36.8)	$85.3

Operating margin	20.7%	(14.7)%		12.2%

Capital expenditures	$46.7	$4.5	$1.7	$52.9

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$23.6
Walter Energy Accrual				38.4
Strategic reorganization and other charges				12.6
Transition tax benefit				(0.6)
Discrete tax benefit of Walter Energy Accrual				(7.8)
Exit of Canadian pension plans				1.0
Krausz inventory step-up amortization				4.5
Income tax benefit of adjusting items				(3.7)
Adjusted net income				$68.0

Weighted average diluted shares outstanding				158.9

Adjusted net income per diluted share				$0.43

Net income				$23.6
Income tax expense (1)				6.9
Interest expense, net (1)				15.6
Walter Energy Accrual				38.4
Pension costs other than service (2)				0.8
Operating income (loss)	$131.6	$(9.5)	$(36.8)	85.3
Strategic reorganization and other charges	1.1	—	11.5	12.6
Krausz inventory step-up amortization	4.5	—	—	4.5
Adjusted operating income (loss)	137.2	(9.5)	(25.3)	102.4
Pension benefit other than service, excluding the effect of exit of pension plans	—	—	0.1	0.1
Depreciation and amortization	32.8	5.9	0.1	38.8
Adjusted EBITDA	$170.0	$(3.6)	$(25.1)	$141.3

Adjusted operating margin	21.6%	(14.7)%		14.6%

Adjusted EBITDA margin	26.7%	(5.6)%		20.2%

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities				$17.8
Less capital expenditures				(52.9)
Free cash flow				$(35.1)

(1) We do not allocate interest or income taxes to our segments.
(2) Pension cost other than service includes a $1.0 million contribution for the nine month period ended June 30, 2019 to annuitize the accounts of all participants in our Canadian pension plans.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$595.3	$66.4	$—	$661.7

Gross profit	$207.3	$(2.9)	$—	$204.4
Selling, general and administrative expenses	77.2	21.7	24.9	123.8
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	8.2	8.4
Operating income (loss) (1)	$130.0	$(24.7)	$(24.1)	$81.2

Operating margin	21.8%	(37.2)%		12.3%

Capital expenditures	$21.8	$5.0	$0.1	$26.9

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$80.6
One-time impacts from tax legislation				(35.1)
Warranty charge				14.1
Gain on sale of idle property				(9.0)
Strategic reorganization and other charges				8.4
Loss on early extinguishment of debt				6.2
Gain on settlement of interest rate swap contracts				(2.4)
Income tax benefit of adjusting items				(4.9)
Adjusted net income				$57.9

Weighted average diluted shares outstanding				159.5

Adjusted net income per diluted share				$0.36

Net income				$80.6
One-time impacts from tax legislation				(35.1)
Loss on early extinguishment of debt				6.2
Gain on settlement of interest rate swap contracts				(2.4)
Income tax expense (1)				15.5
Interest expense, net (1)				15.7
Pension costs other than service				0.7
Operating income (loss)	$130.0	$(24.7)	$(24.1)	81.2
Warranty charge	—	14.1	—	14.1
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	8.2	8.4
Adjusted operating income (loss)	130.1	(10.5)	(24.9)	94.7
Pension costs other than service	—	—	(0.7)	(0.7)
Depreciation and amortization	27.7	4.4	0.2	32.3
Adjusted EBITDA	$157.8	$(6.1)	$(25.4)	$126.3

Adjusted operating margin	21.9%	(15.8)%		14.3%

Adjusted EBITDA margin	26.5%	(9.2)%		19.1%

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities				$70.1
Less capital expenditures				(26.9)
Free cash flow				$43.2

(1) We do not allocate interest or income taxes to our segments.